UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2017

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	____333-208293_______	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

445 NE 12th Ave. Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2017, Canbiola, Inc. (the “Company”) and Fratellone Associates LLP (“Fratellone”) entered into a Consulting Agreement (the “Agreement”). Pursuant to the Agreement, Fratellone will provide strategic planning and marketing services, from a medical standpoint, to the Company. The term of the Agreement began on September 15, 2017 and will end on September 20, 2018, unless earlier terminated pursuant to Section 7 of the Agreement. As compensation for its services, Fratellone shall receive 1,000,000 restricted shares of common stock, of which (i) 250,000 vested on September 20, 2017, (ii) 250,000 shall vest on December 20, 2017, (iii) 250,000 shall vest on March 20, 2018, and (iv) 250,000 shall vest on April 20, 2018.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure in item 1.01, incorporated herein by reference, with regards to the issuance of shares to Fratellone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: September 20, 2017	By:	___/s/ Marco Alfonsi________ Marco Alfonsi, CEO

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